Exhibit 10.4

EXECUTION COPY

SECURITY DEPOSIT AGREEMENT

among

Crystal Creek Coalpower Funding, LLC

and

EPC Corporation

and

JPMorgan Chase Bank

as Security Deposit Agent and Securities Intermediary

Dated as of September 4, 2003

i

ii

SECURITY DEPOSIT AGREEMENT, dated as of September 4, 2003 (the “Agreement”), among (i) EPC Corporation, a Delaware corporation (the “Company”), (ii) Crystal Creek Coalpower Funding, a Delaware limited liability company (the “Purchaser”) (iii) JPMorgan Chase Bank, as security deposit agent for the Purchaser (in such capacity, the “Security Deposit Agent”) and (iv) JPMorgan Chase Bank, as Securities Intermediary (as such term is defined in Section 8-102(a)(14) of the Uniform Commercial Code) with respect to the Revenue Account (in such capacity, the “Securities Intermediary).

WITNESSETH:

WHEREAS, the Company has entered into the Note Purchase Agreement (the “Note Purchase Agreement”), dated as of the date hereof, between the Company and the Purchaser, pursuant to which, among other things, the Purchaser has agreed to purchase the Notes from the Company;

WHEREAS, in order to secure the Company’s obligation to repay the Notes and other obligations under the Note Purchase Agreement, including, without limitation, the obligations to pay the Contingent Payment, the Company granted the Purchaser, an assignment and security interest in all of the Project Revenues (as defined in the Note Purchase Agreement) pursuant to the Pledge and Security Agreement dated as of the date hereof.

WHEREAS, it is a condition precedent for the Purchaser to purchase the Notes from the Company and to enter into the Note Purchase Agreement that the parties hereto enter into this Agreement; and

WHEREAS, the Company has agreed that all Project Revenues shall be paid directly to the Security Deposit Agent, as agent for the Purchaser, held by the Security Deposit Agent in pledge as collateral security for the payment of the obligations, and distributed by the Security Deposit Agent as provided herein.

NOW, THEREFORE, in consideration of the premises, and of the mutual covenants and agreements herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Certain Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Note Purchase Agreement.

Section 1.2 Other Defined Terms. As used herein, the following terms shall have the following meanings:

“Cash Equivalents”: (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) demand deposits, trust accounts, certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than $500,000,000; (c) commercial paper of an issuer rated at least A-1 by Standard & Poor’s Ratings Services (“S&P”) or P-1 by Moody’s Investors Service, Inc. (“Moody’s”), or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition; (d) repurchase obligations of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory, the securities of which state, commonwealth, territory, political subdivision or taxing authority (as the case may be) are rated at least A by S&P or A by Moody’s; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (b) of this definition; (g) money market mutual or similar funds that invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition; or (h) money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, as amended, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000.

“Distribution Certificate”: a certificate, substantially in the form of Exhibit A, signed by a Senior Financial Officer of the Company certifying that, as of a Payment Date or other date of payment, all conditions have been satisfied under Section 5.1 and under the Note Purchase Agreement for the Company to make distributions of or payments out of the Revenue Account. The parties hereto agree that the Distribution Certificate may be amended or modified from time to time by the prior written agreement between the Purchaser and the Company with the consent of the Security Deposit Agent (which consent shall not be unreasonably withheld or delayed) and shall, at the request of Security Deposit Agent, be amended to relate to distributions under Section 5.1(e), (f) and (g), and the Security Deposit Agent may rely on such amended or modified Distribution Certificate in accordance with this Agreement.

“Notes”: the up to $5,400,000 principal amount of the 20.0% Senior Secured Notes due December 31, 2012.

“Obligations”: (a) the unpaid principal of and interest on (including interest accruing after the maturity of the Notes and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Notes and all other obligations and liabilities of the Company to the Purchaser and the Security Deposit Agent, including, without limitation, the obligation to make the Contingent Payment, the Contingent Payment LD Amount, if any, and any Make-Whole Amount, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Note Purchase Documents or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, fees, indemnities, costs, expenses (including all reasonable fees, charges and disbursements of counsel to the Purchaser and the Security Deposit Agent that are required to be paid by the Company pursuant hereto) or otherwise.

“Payment Date”: means the fifteenth day of each month (or the next succeeding Business Day thereafter), commencing with September 15, 2003.

“Project Revenues”: as defined in the Note Purchase Agreement.

“Revenue Account”: the special account designated by that name established by the Security Deposit Agent pursuant to Section 3.1(a).

“Revenue Account Deposits”: as defined in Section 4.1.

“Security Deposit Collateral”: as defined in Section 3.1(b).

“Value”: as defined in Section 5.4(a).

Section 1.3 Other Definitional Provisions. (a) The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section, paragraph, Annex, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(b) Each reference in this Agreement to any of the Note Purchase Documents shall be deemed to refer to such agreement as the same may be amended, supplemented or otherwise modified from time to time.

(c) Any term defined by reference to an agreement, instrument or other document shall have the meaning so assigned to it whether or not such agreement, instrument or other document is in effect.

(d) Each reference in this Agreement to a Person shall be deemed to include such Person’s successors and permitted assigns.

(e) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(f) References herein to “this Agreement” refer to this Security Deposit Agreement.

ARTICLE II

THE SECURITY DEPOSIT AGENT

Section 2.1 Appointment of the Security Deposit Agent. (a) The Purchaser hereby designates and appoints JPMorgan Chase Bank, as the security deposit agent for the Purchaser under this Agreement, and authorizes JPMorgan Chase Bank, in such capacity, to take such action on its behalf under the provisions of this Agreement and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. The Security Deposit Agent hereby accepts such appointment and agrees to accept and hold all funds delivered to it hereunder in trust and as agent for the Purchaser.

(b) Notwithstanding any provision to the contrary elsewhere in this Agreement, the Security Deposit Agent shall not have any duties or responsibilities, except those expressly set forth herein, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or shall otherwise exist against the Security Deposit Agent.

Section 2.2 Rights and Duties. The Security Deposit Agent shall be entitled to conclusively rely upon and to act and refrain from acting in reliance upon any written requisition, notice, request, consent, certificate, order, affidavit, letter, telegram or other document furnished to it hereunder and reasonably believed by it to be genuine and to have been signed or sent by the purported proper party; and the Security Deposit Agent shall not be liable for anything it may do or refrain from doing in connection with its duties or obligations hereunder except as a result of its own gross negligence or willful misconduct. The Security Deposit Agent shall not be under any duty to give the funds deposited with it hereunder any greater degree of care than it gives its own property and shall not be required to invest any funds held hereunder except as directed in accordance with this Agreement. This Agreement sets forth all of the duties of the Security Deposit Agent and no implied duties or obligations shall be read into this Agreement against the Security Deposit Agent. The Security Deposit Agent may consult with counsel and shall not be liable for anything it may do or refrain from doing in good faith in accordance with the written advice of such counsel reasonably retained by it. The Security Deposit Agent’s duties under this Agreement are ministerial in nature. Except as provided herein, the Security Deposit Agent shall not incur any liability for (i) any act or failure to act made or omitted in good faith, or (ii) any action taken or omitted in reliance upon any instrument, order, request, direction or instruction that the Security Deposit Agent shall in good faith believe to be genuine. The Security Deposit Agent shall not be responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any party to the Agreement. The Security Deposit Agent shall have no duty to risk or advance its own funds in the performance of any of its duties hereunder. All requests, directions, certificates and notices to be furnished to the Security Deposit Agent hereunder shall be in writing. The Security Deposit Agent shall not be responsible for the provisions or requirements of the Note Purchase Agreement or any other document to which the Security Deposit Agent is not a party. The Security Deposit Agent shall not be responsible for the correctness of any recital in this Agreement. The Security Deposit Agent shall not be charged with knowledge or notice of a Default or an Event of Default unless notified thereof by the Purchaser or the Company and in the absence of any such notice, may conclusively assume that no such Default or Event of Default exists. The Security Deposit Agent may execute any of the trusts, agencies or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Security Deposit Agent shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it hereunder without gross negligence. Except as otherwise provided for in this Agreement, any notice, demand, direction, instruction or request from the Company or the Purchaser shall be sufficiently evidenced if executed by any officer thereof. In no event shall the Security Deposit Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Security Deposit Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 2.3 Compensation. The Company shall pay to the Security Deposit Agent, as compensation for its services hereunder, an annual fee mutually agreed upon by the Company and the Security Deposit Agent and set forth in a letter signed by each of them, and shall reimburse the Security Deposit Agent for its reasonable out-of-pocket costs and expenses (including the reasonable fees and expenses of its counsel) incurred by it in the performance of its obligations hereunder. The Security Deposit Agent hereby waives any Lien or right of set-off other than the Lien or right of set-off (hereby created) to secure payment of the fees and expenses contemplated by this Section 2.3. The agreements in this Section 2.3 shall survive the termination of the other provisions of this Agreement and the resignation or removal of the Security Deposit Agent.

Section 2.4 Resignation and Removal of the Security Deposit Agent. (a) The Security Deposit Agent may at any time resign by giving notice to each other party to this Agreement, such resignation to be effective upon the appointment of a successor Security Deposit Agent as hereinafter provided.

(b) The Purchaser may remove the Security Deposit Agent at any time by giving notice to each other party to this Agreement, such removal to be effective upon the appointment of a successor Security Deposit Agent as hereinafter provided.

(c) In the event of any resignation or removal of the Security Deposit Agent, a successor Security Deposit Agent which shall be a bank or trust company organized under the laws of the United States of America or of the State of New York, having a capital and surplus of not less than $250,000,000, and shall in any event maintain an office in New York City where it will hold the Revenue Account, shall be appointed by the Purchaser, subject to the approval of the Company (which approval shall not be unreasonably withheld or delayed) so long as no Default or Event of Default shall have occurred and be continuing. If a successor Security Deposit Agent shall not have been appointed or shall not have accepted its appointment as Security Deposit Agent hereunder within 45 days after such notice of resignation of the Security Deposit Agent or such notice of removal of the Security Deposit Agent, the Security Deposit Agent (at the expense of the Company), the Purchaser or the Company may apply to any court of competent jurisdiction to appoint a successor Security Deposit Agent to act until such time, if any, as a successor Security Deposit Agent shall have accepted its appointment as above provided. Any successor Security Deposit Agent so appointed by such court shall immediately and without further act be superseded by any successor Security Deposit Agent appointed by the

Purchaser with the approval of the Company as above provided. Any successor Security Deposit Agent shall deliver to each party to this Agreement a written instrument accepting such appointment hereunder and thereupon such successor Security Deposit Agent shall succeed to all the rights and duties of the Security Deposit Agent hereunder and shall be entitled to receive the Security Deposit Collateral, subject to the Lien and right of set-off of the predecessor Security Deposit Agent provided for in Section 2.3.

ARTICLE III

ESTABLISHMENT OF REVENUE ACCOUNT; GRANT OF SECURITY INTERESTS

Section 3.1 Establishment of Revenue Account. (a) The Security Deposit Agent shall establish the Revenue Account in the name of the Company, which will be a special, segregated and irrevocable cash collateral account.

(b) The Revenue Account shall be maintained by the Security Deposit Agent at its offices located in New York, New York, or such other location specified by the Security Deposit Agent to the other parties hereto until the termination of this Agreement; provided, that the Revenue Account set forth above shall be closed upon the receipt by the Security Deposit Agent of a certificate from the Purchaser and the Company stating that all Obligations have been paid in full and that the Note Purchase Agreement and the other Note Purchase Documents have terminated in accordance with their terms. The Revenue Account and all cash, cash equivalents, instruments, investments and other securities on deposit therein (the “Security Deposit Collateral”) shall, as provided in Section 3.2, constitute collateral security for the payment by the Company of the Obligations and the performance by the Company of all of its covenants, agreements and obligations to the Purchaser under the Note Purchase Documents and to the Security Deposit Agent hereunder, and shall, subject to the provisions of this Agreement, be subject to the exclusive dominion and control of the Security Deposit Agent. The Security Deposit Agent shall have the sole and exclusive right to withdraw or order a transfer of funds from the Revenue Account (which shall be in accordance with this Agreement), and the Company hereby appoints the Security Deposit Agent as its true and lawful attorney-in-fact, with full power of substitution, for the purpose of making any such withdrawal or ordering any such transfer of funds from the Revenue Account, which appointment is coupled with an interest and is irrevocable. The Company shall not have any rights or powers with respect to any amounts on deposit in the Revenue Account or any part thereof except (i) as provided in Section 4.4 and (ii) the right to have such amounts applied in accordance with the provisions of this Agreement.

(c) The Security Deposit Agent agrees to accept all cash, cash equivalents, instruments, investments and other securities to be delivered to or held by the Security Deposit Agent pursuant to the terms of this Agreement and, from such cash, cash equivalents, instruments, investments and other securities, to make the releases and transfers contemplated by this Agreement as and when required in accordance with the terms hereof. The Security Deposit Agent shall hold and safeguard the Revenue Account (and the cash, cash equivalents, instruments, investments and other securities on deposit therein) during the term of this Agreement and shall treat the cash, cash equivalents, instruments, investments and other securities in the Revenue Account as pledged by the Company to the Security Deposit Agent as agent of, and for the benefit of, the Purchaser in accordance with the provisions hereof.

Section 3.2 Security Interests. (a) In order to secure the payment of the Obligations, and the performance and observance by the Company of all of its covenants, agreements and obligations under the Note Purchase Documents, the Company hereby pledges and assigns to the Security Deposit Agent, and creates in favor of the Security Deposit Agent for the ratable benefit of the Purchaser and the Security Deposit Agent as provided herein, a first lien on and security interest in and to all of the right, title and interest, whether now owned or hereafter acquired and whether now existing or hereafter coming into existence, in, to and under this Agreement and in and to the Security Deposit Collateral, and all proceeds thereof and substitutions or replacements therefor.

(b) The Company hereby confirms the pledges and assignments to the Security Deposit Agent effected by, and the security interests in favor of the Security Deposit Agent created by, this Agreement in and to the Security Deposit Collateral and all proceeds thereof and substitutions or replacements therefor.

(c) The Security Deposit Agent shall have no responsibility for filing any financing or continuation statement or any other document or notice in any public office at any time or times or to take any other action in order to perfect or maintain the perfection of the security interests granted to it hereunder.

Section 3.3 Certain Agreements Regarding the Revenue Account. The parties hereto hereby agree that (a) the Revenue Account is and will be maintained as a “securities account” (as defined in Section 8-501(a) of the Uniform Commercial Code) by the Securities Intermediary; (b) the Securities Intermediary shall treat the Security Deposit Agent as entitled to exercise the rights that comprise any “financial asset” (as defined in Section 8-102(a)(9) of the Uniform Commercial Code) credited to the Revenue Account; (c) each item of property (whether cash, cash equivalents, instruments, investments, investment property or other) credited to the Revenue Account shall be treated as a “financial asset” within the meaning of Section 8-102(a)(9) of the Uniform Commercial Code; (d) the “securities intermediary’s jurisdiction” (as defined in Section 8-110(e) of the Uniform Commercial Code) shall be the State of New York; (e) all securities or other property underlying any financial assets credited to the Revenue Account shall be registered in the name of the Securities Intermediary or indorsed to the Securities Intermediary or in blank, and in no case whatsoever will any financial asset credited to the Revenue Account be registered in the name of the Company, payable to the order of the Company or specially indorsed to the Company except to the extent that the foregoing have been specially indorsed to the Securities Intermediary or in blank.

ARTICLE IV

DEPOSITS INTO REVENUE ACCOUNT; INVESTMENT

Section 4.1 Revenue Account. The Company shall instruct Buzzard to pay any Project Revenues it would otherwise distribute to the Company on account of the Company’s ownership interest in Buzzard to the Security Deposit Agent, for deposit in the Revenue Account (collectively, the “Revenue Account Deposits”). Buzzard shall notify the Security Deposit Agent in writing of the amounts of such Revenue Account Deposits prior to the receipt by the Security Deposit Agent of such Revenue Account Deposits. If, notwithstanding the foregoing, the Company shall receive any Project Revenues, it shall immediately deliver such amounts in the exact form received (duly indorsed, if appropriate, in a manner satisfactory to the Security Deposit Agent) to the Security Deposit Agent, together with written notice of such amounts, and the Security Deposit Agent shall deposit such proceeds into the Revenue Account. The Security Deposit Agent shall have the right to receive all Revenue Account Deposits directly from Buzzard. All such Revenue Account Deposits received by or on behalf of the Security Deposit Agent shall be deposited into the Revenue Account. Unless notified in writing by the Company to the contrary, the Security Deposit Agent shall be entitled to assume that all funds received by it for deposit into the Revenue Account constitute Revenue Account Deposits.

Section 4.2 Deposit Irrevocable. Any deposit made into the Revenue Account hereunder (except through clerical or other manifest error) shall be irrevocable and all cash, cash equivalents, instruments, investments and other securities on deposit in the Revenue Account shall be held in pledge by the Security Deposit Agent and applied solely as provided herein.

Section 4.3 Statements of Amounts Held in the Revenue Account. As soon as reasonably practicable after each Payment Date, or as the Purchaser may reasonably request the Security Deposit Agent will provide to the Company and the Purchaser a statement of the Value of the Revenue Account. Such statement may be in the form of the Security Deposit Agent’s regular account statements.

Section 4.4 Investment. (a) Cash on deposit in the Revenue Account shall be invested and reinvested in Cash Equivalents by the Security Deposit Agent, who shall make such investments (i) except during a period in which the Security Deposit Agent has received a notice from the Purchaser stating that a Default or Event of Default has occurred and is continuing, solely in accordance with specific investment instructions given to the Security Deposit Agent by the Company, and (ii) during any period beginning on the date in which the Security Deposit Agent has received a notice from the Purchaser stating that a Default or Event of Default has occurred and is continuing and ending on the date that the Security Deposit Agent has received a notice from the Purchaser that such Default or Event of Default is no longer continuing, in Cash Equivalents selected by the Purchaser in accordance with specific investment instructions given to the Security Deposit Agent by the Purchaser. Neither the Security Deposit Agent nor the Securities Intermediary shall have any liability to the Company or the Purchaser resulting from any losses on investments made by it in Cash Equivalents in accordance with this Section 4.4(a) or if the earnings realized on any investment in Cash Equivalents are less than otherwise could have been achieved had other Cash Equivalents been selected. The Security Deposit Agent shall sell or liquidate all or any part of the Cash Equivalents held in the Revenue Account at any time it determines, in its sole judgment, or as otherwise directed by the Purchaser, that the proceeds thereof are required to make a release from the Revenue Account, and the Security Deposit Agent shall not be liable to any Person for any loss suffered because of such sale or liquidation. The Security Deposit Agent may make any investments through its own bond or investment department.

(b) All investments in Cash Equivalents made by the Security Deposit Agent, and the net proceeds of the sale, liquidation or payment thereof, and all interest on, or other earnings realized with respect to, any investment in the Revenue Account, shall be held in the same Revenue Account and for the same purposes as the cash used to purchase such Cash Equivalents.

ARTICLE V

TRANSFER FROM REVENUE ACCOUNT

Section 5.1 Revenue Account – Required Payments. So long as no Default or Event of Default shall have occurred and be continuing, as and when required, the Security Deposit Agent shall distribute the funds on deposit in the Revenue Account in the following order of priority:

(a) first, on each Payment Date falling in August of any year, to the Security Deposit Agent an amount (as certified by the Security Deposit Agent) equal to the annual fee and such other amounts, if any, then due and payable pursuant to Section 2.3 (which amount shall be evidenced to the Security Deposit Agent by a Distribution Certificate from the Company delivered to it at least three Business Days prior to such Payment Date);

(b) second, on each Payment Date or any other date on which any interest, expenses and fees under the Notes becomes due and payable pursuant to the Note Purchase Agreement or any of the other Note Purchase Documents (any such other date to be evidenced to the Security Deposit Agent by a notice from the Purchaser given to it at least three Business Days prior to such date), to the Purchaser for payment of such interest, expenses and fees under the Notes, from the Revenue Account, an amount equal to such interest, expenses and fees due under the Notes (which amount shall be evidenced to the Security Deposit Agent by a Distribution Certificate from the Company delivered to it at least three Business Days prior to such Payment Date or other date of payment);

(c) third, so long as all amounts set forth in Sections 5.1(a) and 5.1(b) have been irrevocably paid in full when due hereunder, so long as the Management Services Agreement is in full force and effect, on each Payment Date falling in August of any year, an amount equal to $75,000 (which payment shall be requested by a Distribution Certificate from the Company delivered to the Security Deposit Agent at least three Business Days prior to such Payment Date) to the Company as payment, in arrears, of the annual fee due under the Management Services Agreement (such amount to be pro rated for any year which such services are not performed for a full twelve months) (the Security Deposit Agent being entitled to assume in making any payments under this clause (c) that the Management Services Agreement is in full force effect and that services thereunder have been performed in the applicable year for a full twelve months, unless previously notified to the contrary by the Company).

(d) fourth, until all amounts due under the Notes as set forth therein and in the Note Purchase Agreement (including, without limitation, any Make-Whole Amount) have been irrevocably paid in full when due hereunder, such payment in full to be evidenced to the Security

Deposit Agent by a notice from the Purchaser, on each Payment Date or any other date on which principal of the Notes becomes due and payable pursuant to the Note Purchase Agreement or any of the other Note Purchase Documents (any such other date to be evidenced to the Security Deposit Agent by a notice from the Purchaser given to it at least three Business Days prior to such date), the Security Deposit Agent shall transfer to the Purchaser for payment of such principal or any other amounts related to the Notes from the Revenue Account, an amount equal to all available cash in the Revenue Account (which payment shall be requested by a Distribution Certificate from the Company delivered to the Security Deposit Agent at least three Business Days prior to the Payment Date or other date of payment);

(e) fifth, so long as all amounts set forth in Sections 5.1(a), 5.1(b), 5.1(c) and 5.1(d) have been irrevocably paid in full when due hereunder, on each Payment Date, to the Company an amount equal to $1,400,000 in the aggregate (the “Company Distribution”) (which payment shall be requested by a Distribution Certificate from the Company and acknowledged by the Purchaser delivered to the Security Deposit Agent at least three Business Days prior to the Payment Date); provided, however, that if funds on deposit in the Revenue Account are insufficient on such Payment Date to pay the Company Distribution in full to the Company, funds on deposit and available in the Revenue Account on the succeeding Payment Date (and thereafter) shall be paid to the Company (which amount shall be evidenced and which payment shall be requested by a Distribution Certificate delivered to the Security Deposit Agent at least three Business Days prior to the Payment Date), until the aggregate amount of the Company Distribution is made to the Company in full;

(f) sixth, so long as all amounts set forth in Sections 5.1(a), 5.1(b), 5.1(c), 5.1(d) and 5.1(e) have been irrevocably paid in full when due hereunder, then to the Purchaser an amount equal to fifty percent (50%) of the Project Revenues on each Payment Date through and including December 31, 2012 (which amount shall be evidenced and which payment shall be requested by a Distribution Certificate delivered to the Security Deposit Agent at least three Business Days prior to the Payment Date); and

(g) seventh, so long as all amounts set forth in Sections 5.1(a), 5.1(b), 5.1(c), 5.1(d), 5.1(e) and 5.1(f) have been irrevocably paid in full when due hereunder, then to the Company, an amount equal to the remainder of the funds on deposit in the Revenue Account on each Payment Date through and including December 31, 2012 (which payment shall be requested by a Distribution Certificate delivered to the Security Deposit Agent at least three Business Days prior to the Payment Date).

Section 5.2 Shortfall Notices. The Security Deposit Agent shall notify the Purchaser and the Company as soon as practicable if any amounts required to be transferred from the Revenue Account pursuant to this Article V on any date exceeds the cash available in the Revenue Account.

Section 5.3 Defaults. Any other provision contained in this Agreement to the contrary notwithstanding, upon receipt by the Security Deposit Agent of written notice from the Purchaser stating that a Default or Event of Default has occurred and is continuing, (a) (i) the Security Deposit Agent shall thereafter distribute cash from the Revenue Account only upon the express written instructions of the Purchaser (which instructions may provide that such amounts be applied to the payment of the Obligations as the Purchaser sees fit in accordance with this Agreement and the Note Purchase Agreement) until notified in writing by the Purchaser that any such Default or Event of Default has been waived by the Purchaser or has been cured or (ii) in the case of a Default or an Event of Default, if so directed by the Purchaser, the Security Deposit Agent shall promptly withdraw such amounts from the Revenue Account and deliver the same to the Purchaser, to be held by the Purchaser and applied to the payment of the Obligations as they become due in such order as the Purchaser may determine in accordance with this Agreement and the Note Purchase Agreement. Notwithstanding anything in this Section 5.3 to the contrary, upon the occurrence and during the continuance of a Default or an Event of Default, all Obligations to the Security Deposit Agent hereunder shall be paid in full from funds in the Revenue Account prior to the payment therefrom of any Obligations owing to the Purchaser.

Section 5.4 The Security Deposit Agent’s Calculations; Determinations. (a) Cash and Cash Equivalents on deposit from time to time in the Revenue Account shall be valued by the Security Deposit Agent as follows:

(i) cash shall be valued at the face amount thereof; and

(ii) Cash Equivalents shall be valued at the lesser of the face amount thereof and the purchase price thereof.

The term “Value” shall mean, with respect to the Revenue Account, the aggregate value of the cash and Cash Equivalents then on deposit in the Revenue Account, valued in accordance with the provisions of this Section 5.4(a). In making any valuations hereunder, the Security Deposit Agent may utilize such pricing services as may be available to it, including, without limitation, those within its regular accounting system.

(b) In the event of any dispute as to any amount to be distributed or paid by the Security Deposit Agent from the Revenue Account, the Security Deposit Agent is authorized and directed to follow the instructions of the Purchaser, without liability to the Company or any other Person and may, as a condition to following such instructions, require indemnity from the Purchaser satisfactory to it against any losses or liabilities that may be incurred by it in complying with such instructions.

Section 5.5 Insufficient Amounts. To the extent the amounts on deposit in the Revenue Account are insufficient to fully satisfy any transfer or release requirement from the Revenue Account under Article V, such transfer or release shall be made to the extent of the amount on deposit in the Revenue Account (after the sale of all instruments, investments and securities held in the Revenue Account).

Section 5.6 Transfer Call-Backs. In the event funds transfer instructions are given (other than in writing at the time of the execution of this Agreement), whether in writing, by telecopier or otherwise, the Security Deposit Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on Schedule 1 hereto, and the Security Deposit Agent may rely upon the confirmations of anyone purporting to be the person or persons so designated. The persons and telephone numbers for call-backs may be changed only in writing actually received and acknowledged by the Security Deposit Agent. The parties to this Agreement acknowledge that such security procedure is commercially reasonable.

It is understood that the Security Deposit Agent and the beneficiary’s bank in any funds transfer may rely solely upon any account numbers or similar identifying number provided by either of the parties hereto to identify (i) the beneficiary, (ii) the beneficiary’s bank, or (iii) an intermediary bank. The Security Deposit Agent may apply any of the funds in the Revenue Account for any payment order it executes using any such identifying number, even where its use may result in a person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary’s bank, or an intermediary bank, designated.

ARTICLE VI

INDEMNIFICATION

The Company, and, except as provided for in the last sentence of this Article VI, the Purchaser, shall pay, indemnify, and hold the Security Deposit Agent harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, the reasonable fees and disbursements of counsel) and disbursements of any kind or nature with respect to the execution, delivery, enforcement, performance and administration of this Agreement (collectively, the “Indemnified Liabilities”), unless arising from the gross negligence or willful misconduct of such indemnified party. The agreements in this Article VI shall survive the termination of the other provisions of this Agreement and the resignation and removal of the Security Deposit Agent. The Purchaser shall not have any liability pursuant to this Article VI unless and until the Security Deposit Agent has exhausted all remedies against the Company hereunder and at law.

ARTICLE VII

MISCELLANEOUS

Section 7.1 Notices. All notices, requests, instruction, directions and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand or, in the case of notice given by mail, private courier, overnight delivery service or telecopy, when received, addressed as follows for the Company, the Security Deposit Agent the Securities Intermediary, and the Purchaser:

Company:
EPC Corporation
c/o Environmental Power Corporation
One Cate Street, 4th Floor
Portsmouth, NH 03801
Attention: Jeff Macartney
Telephone: (617) 431-1780

Facsimile: (617) 431-2650

Security Deposit Agent and Securities Intermediary:	JPMorgan Chase Bank 4 New York Plaza, 15th Floor New York, New York 10004 Attention: Institutional Trust Services Telephone: (212) 623-5181 Facsimile: (212) 623-6216

Purchaser:

Crystal Creek Coalpower Funding, LLC

c/o ArcLight Energy Partners Fund I, L.P.

200 Clarendon Street

55th Floor

Boston, MA 02117

Attention: J. Tisdale, Esq.

Telephone: (617) 531-6316

Facsimile: (617) 867-4698

Any party hereto may change its address for notices, requests, instructions, directions and demands by notice to the other parties in the manner provided in this Section 7.1.

Section 7.2 No Waivers. No failure on the part of the Security Deposit Agent or the Purchaser to exercise, no course of dealing with respect to, and no delay in exercising, any right, power or privilege under this Agreement or any other Note Purchase Documents shall operate as a waiver thereof nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

Section 7.3 Amendments. This Agreement may not be modified, waived or amended except with the prior written consent of each of the parties hereto.

Section 7.4 Headings. The table of contents and the headings of Articles and Sections have been included herein for convenience only and should not be considered in interpreting this Agreement.

Section 7.5 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 7.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and shall inure to the benefit of the Purchaser and its respective successors and assigns, and nothing herein is intended or shall be construed to give any other Person any right, remedy or claim under, to or in respect of this Agreement or any Security Deposit Collateral. Without the prior written consent of the Purchaser, which may be withheld in its sole discretion, the Company may not assign or transfer any of its rights or obligations under this Agreement or any other Note Purchase Documents.

Section 7.7 Counterparts. This Agreement may be signed by one or more of the parties hereto on any number of separate counterparts, and all such counterparts taken together shall be deemed to constitute one and the same instrument.

Section 7.8 Termination. Subject to Section 2.3 and Article VI, the provisions of this Agreement shall terminate on the date on which all Obligations shall have been paid in full and the Note Purchase Agreement and the Note Purchase Documents shall have terminated in accordance with their respective terms. This Agreement shall be deemed to have terminated upon receipt by the Security Deposit Agent of a certificate to such effect executed by the Company and the Purchaser. Upon termination of this Agreement, the Security Deposit Agent shall transfer any remaining amounts, if any, together with any interest thereon, on deposit in the Revenue Account to the party or parties specified in such certificate, subject to its Lien and right of set-off provided for in Section 2.3. Any liability or obligation hereunder arising prior to the termination of this Agreement shall survive such termination.

Section 7.9 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 7.10 Submission To Jurisdiction; Waivers. The Company hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Note Purchase Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Company, at its address set forth in Section 7.1;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

Section 7.11 WAIVERS OF JURY TRIAL. THE COMPANY, THE PURCHASER AND THE SECURITY DEPOSIT AGENT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY NOTE PURCHASE DOCUMENTS AND FOR ANY COUNTERCLAIM THEREIN.

[Signature Pages To Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Security Deposit Agreement to be duly executed and delivered in New York, New York by their proper and duly authorized officers as of the day and year first above written.

EPC CORPORATION

By: /S/ Joseph E. Cresci
Name: Joseph E. Cresci
Title: President

JPMORGAN CHASE BANK,
as Security Deposit Agent

By: /S/Alfia Monastra
Name: Alfia Monastra
Title: Vice President

JPMORGAN CHASE BANK,
as Security Intermediary

By: /S/Alfia Monastra
Name: Alfia Monastra
Title: Vice President

CRYSTAL CREEK COALPOWER FUNDING, LLC

By: /S/ Daniel R. Revers
Name: Daniel R. Revers
Title: President

EXHIBIT A

DISTRIBUTION CERTIFICATE

SCHEDULE 1

Telephone Number(s) for Call-Backs and Person(s) Designated to Confirm Payment Instructions

The Security Deposit Agent is authorized to confirm payment instructions issued in the name of the Company with any person purporting to be a person designated below, whether or not that person is the person who has issued the payment instructions to the Security Deposit Agent.

Name                                                      Telephone Number

(Note: If less than five persons, type “N/A” on excess lines provided. If more than five persons, attach and sign a supplemental Schedule.)

EPC CORPORATION

By:

Printed Name of Authorized Signatory

Signature

Title